Exhibit 99.1

Avnet Acquires Nippon Denso Industry Co., Ltd.

Acquisition of Design Focused Distributor Expands Avnet’s Breadth of Technology and Services Portfolio in Japan

PHOENIX (TOKYO), November 30, 2008 — Avnet, Inc. (NYSE:AVT) today announced that it has entered into an agreement to acquire Nippon Denso Industry Co., Ltd. of Japan (“NDI”) through its subsidiary, Avnet Japan Co., Ltd. (“Avnet EM Japan”). NDI is a Tokyo-based, value-added distributor of electronic components with established design and engineering expertise. Its first-class engineering service reputation has been established through fifty years of introducing suppliers’ leading technologies into customers’ end products. NDI is focused on a limited number of franchised suppliers with the prime objective of assisting customers with the design-in of complex semiconductors and sub-system level solutions. The transaction which is expected to close by December 29, 2008, should be immediately accretive to earnings and supports Avnet’s return on capital goals.

Harley Feldberg, global president of Avnet Electronics Marketing, an operating group of Avnet, Inc., commented, “This acquisition expands our presence and enhances our competitive position in one of the world’s largest markets for electronic components. NDI brings Avnet exciting new talent with significant design and engineering expertise which, when combined with our existing team, accelerates our growth in this strategic country by increasing the value we deliver to customers and suppliers alike.”

NDI was founded by its Chairman, Shozo Kawabata in 1958. Yukio Kawabata serves as President and will continue to serve as a member of the executive management team of Avnet EM Japan. Besides a Shibaura, Tokyo-based headquarters and warehouse, NDI also has five sales offices within Japan, two international sales offices based in Singapore and Hong Kong and an international subsidiary in Shanghai, China. It had annual revenue of JPY16.1 billion ($170 million) for its fiscal year ended March 31, 2008. With the addition of NDI, Avnet EM will more than double its business in Japan.

Tom McCartney, President of Avnet EM Japan stated, “I am very enthusiastic about this acquisition, not just because it creates an opportunity to broaden our customer base, but also because NDI shares our core strategy of offering design-in distribution with exceptional service. The acquisition will add new semiconductor suppliers to Avnet EM Japan’s breadth of product offerings in MicroController Units (MCUs), Digital Signal Processors (DSPs), Production Programmed Read Only Memory (P2ROM), memory as well as a variety of Large-Scale Integrated chips (LSIs) for display, communications, speech, audio, video and USB applications. The combined organization’s strength in engineering will be complemented by Avnet’s global supply chain management and logistics capabilities.”

Forward-looking statements
This press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future business and/or financial success or the business outlook and represent the Company’s judgment as of the date of this release. Risks and uncertainties that may materially affect the actual results are described from time to time in Avnet’s SEC filings, including the Company’s reports on Form 10-K, Form 10-Q and Current Reports on 8-K.

About Avnet Electronics Marketing Japan

Avnet EM Japan (Avnet Japan Co., Ltd.) is a division of Avnet Electronics Marketing. Avnet Japan serves electronic original equipment manufacturers (EOEMs), electronic manufacturing services (EMS) providers and original design manufacturers (ODM) in Japan, distributing electronic components from leading manufacturers and providing associated value-added design-chain and supply-chain services including supply chain management, sales support, engineering design, inventory replenishment and programming. Avnet Japan’s local language Web site is located at http://www.avnet.co.jp.

About Avnet Inc
Avnet, Inc. (NYSE:AVT), a fortune 500 Company, is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers and providing cost-effective, value-added services and solutions. For the fiscal year ended June 28, 2008, Avnet generated revenue of $17.95 billion. For more information, visit www.avnet.com. (AVT_IR)

Public Relations
Michelle Gorel, +1 480-643-7653
Vice President, Public Relations
michelle.gorel@avnet.com

Investor Relations
Vincent Keenan, +1480-643-7053
Vice President, Investor Relations
vincent.keenan@avnet.com

Avnet Japan Co., Ltd
Bob Hackett, +81(0)3 5978 8294
Marketing & Communications Director
bob.hackett@avnet.com